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                                                                    EXHIBIT 3.49

[SEAL]

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                              PKA ACQUISITION CORP.

     PKA Acquisition Corp., a corporation organized and existing under and by virtue of the General Corporation Laws of the State of Delaware.

     DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

     RESOLVED: That the Certificate of Incorporation of PKA Acquisition Corp. be amended by changing the FIRST Article thereof so that, as amended, said Articles shall read as follows:

     "The name of the corporation is Paul Kagan Associates, Inc."

     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of PKA Acquisition Corp. this 17th day of January, 2001.


                                                 /s/ Beverly C. Chell
                                                 -------------------------------
                                                 By: Beverly C. Chell
                                                 Title: Secretary

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                          CERTIFICATE OF INCORPORATION

                                       OF

                              PKA ACQUISITION CORP.

     The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the Delaware General Corporation Law, hereby certifies that:

     FIRST: The name of the Corporation is PKA Acquisition Corp.

     SECOND: The registered office and registered agent of the Corporation is:
The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of stock that the Corporation is authorized to issue is 1,000 shares of Common Stock, par value $0.01 each.

     FIFTH: The name and address of the incorporator is Beverly C. Chell, 745 Fifth Avenue, New York, NY 10151.

     SIXTH: The Board of Directors of the Corporation, acting by majority vote, may alter, amend or repeal the By-Law of the Corporation.

     SEVENTH: Except as otherwise provided by the Delaware General Corporation Law as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     IN WITNESS WHEREOF, the undersigned has signed this Certificate of Incorporation on October 5, 2000.


                                                 /s/ Beverly C. Chell
                                                 -------------------------------
                                                 Beverly C. Chell
                                                 Sole Incorporator